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                                                                    EXHIBIT 23.5

                       CONSENT OF MCGLADREY & PULLEN, LLP


    We hereby consent to the incorporation by reference in this Amendment No. 2 to the Registration Statement (Registration No. 333-37861) of Suiza Foods Corporation on Form S-4 of our report dated March 10, 1997, except for Note 13 as to which the date is July 1, 1997, with respect to the financial statements of Dairy Fresh, L.P., a Delaware limited partnership, included in the Current Report on Form 8-K filed July 14, 1997, as amended on August 22, 1997, of Suiza Foods Corporation, and to the reference to us under the heading "Experts" in the Prospectus which is part of such Amendment No. 2 to the Registration Statement.


                                             McGLADREY & PULLEN, LLP


Winston-Salem, North Carolina
October 24, 1997